Exhibit (a)(1)(G)

Notice of Guaranteed Delivery
to
Tender of Shares of Common Stock
Of
ZYNERBA PHARMACEUTICALS, INC.
to
XYLOPHONE ACQUISITION CORP.
(Not to be used for signature guarantees)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 10, 2023, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Equiniti Trust Company, LLC (the "Depositary and Paying Agent") on or prior to the Expiration Date, which is 5:00 p.m., New York City time, on October 10, 2023, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires.

This form may be delivered by hand, mail, express mail, courier, or other expedited service to the Depositary and Paying Agent:

Equiniti Trust Company
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
For assistance call (877) 248-6417 or (718) 921-8317

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above will not constitute a valid delivery to the Depositary and Paying Agent.

This Notice of Guaranteed Delivery to the Depositary and Paying Agent is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Xylophone Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 28, 2023 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the "Shares"), of Zynerba Pharmaceuticals, Inc., a Delaware corporation, set forth below.

Number of Shares Tendered: ____________________
☐ Check if securities will be tendered by book-entry
transfer.
Name of Tendering Institution:
___________________________________________
Account No.:________________________________
Dated:_________________________________, 2023

Name(s) of Record Holder(s)
__________________________________________
__________________________________________
(please print)
Address(es):
__________________________________________
__________________________________________
(Zip Code)
Area Code and Telephone No(s):
__________________________________________
Signature(s):
__________________________________________
__________________________________________

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary and Paying Agent either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary and Paying Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal properly completed and duly executed, with any required signature guarantees or an Agent's Message in the case of a book-entry delivery, and any other required documents, all within two New York Stock Exchange trading days after the date hereof.
Name of Firm: _______________________________
Address: ____________________________________
___________________________________________
(Zip Code)
Area Code and Telephone Number:
___________________________________________

__________________________________________
(Authorized Signature)
Title: _____________________________________
Name: ____________________________________
(Please Type or Print)
Dated: _______________________________, 2023

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.